Exhibit 10.1

MINING CONCESSION PURCHASE AGREEMENT COBALT CHILE SpA TO BALTUM MINERÍA SpA

In Santiago, Chile, on September 12, of the year two thousand twenty-five, before myself, [notary], the following parties appeared: the company COBALT CHILE SpA, a corporation engaged in mining activities, [Taxpayer Identification Number], represented by [Seller representative name, nationality, marital status, occupation, National Identity Card Number, domicile, address], hereinafter indistinctly referred to as “Cobalt Chile” or the “Seller”, on the one part; and on the other part, BALTUM MINERIA SpA, a corporation engaged in mining activities and a subsidiary of the company incorporated under the laws of the State of Nevada, United States of America, whose corporate name is “Chilean Cobalt Corp.”, [Taxpayer Identification Number], represented by [Buyer representative name, nationality, marital status, occupation, National Identity Car Number, domicile, address], hereinafter indistinctly referred to as “Baltum” or the “Buyer”; the parties appearing, of legal age, having proven their identities with the aforementioned identification cards, declare that they have entered into the following Mining Concession Purchase Agreement, hereinafter the “Agreement”:

FIRST: Mining Concessions.

Cobalt Chile is the exclusive owner and holder of the following mining exploitation concessions: i) Angelito 1A, 1–15, whose survey record and ruling are registered on page 433, under number 99 of the Property Registry of the Mining Register of Freirina for the year 2021; ii) Angelito 1B, 1–13, whose survey record and ruling are registered on page 440, under number 100 of the same registry for 2021; iii) Angelito 2, 1–36, whose survey record and ruling are registered on page 447, under number 101 of the same registry for 2021; iv) Angelito 3, 1–47, whose survey record and ruling are registered on page 455, under number 102 of the same registry for 2021; v) Angelito 4, 1–28, whose survey record and ruling are registered on page 462, under number 103 of the same registry for 2021; vi) Angelito 25, 1–20, whose survey record and ruling are page 469, under number 104 of the same registry for 2021; vii) San Juan 6, whose survey record and ruling are registered on page 475, under number 105 of the same registry for 2021; viii) San Juan 7, 1–42, whose survey record and ruling are registered on page 481, under number 106 of the same registry for 2021; ix) San Juan 8A, 1–122, whose survey record and ruling are registered on page 490, under number 107 of the same registry for 2021; x) San Juan 8B, 1–3, whose survey record and ruling are registered on page 500, under number 108 of the same registry for 2021; xi) San Juan 9A, 1–10, whose survey record and ruling are registered on page 506, under number 109 of the same registry for 2021; xii) San Juan 9B, 1–5, whose survey record and ruling are registered on page 512, under number 110 of the same registry for 2021; xiii) San Juan 10, 1–50, whose survey record and ruling are registered on page 518, under number 111 of the same registry for 2021; xiv) Angelito 7, 21–30, whose survey record and ruling are registered on page 235, under number 39 of the same registry for 2022; xv) Angelito 8, 231–300, whose survey record and ruling are registered on page 241, under number 40 of the same registry for 2022; xvi) Angelito 9, 147–256, whose survey record and ruling are registered on page 252, under number 41 of the same registry for 2022; xvii) Angelito 10, 11–30, whose survey record and ruling are registered on page 264, under number 42 of the same registry for 2022; xviii) Angelito 11, 1–250, whose survey record and ruling are registered on page 270, under number 43 of the same registry for 2022; xix) Angelito 13, 1–30, whose survey record and ruling are registered on page 286, under number 45 of the same registry for 2022; xx) Angelito 15, 1–30, whose survey record and ruling are registered on page 298, under number 47 of the same registry for 2022; xxi) Angelito 17, 1–30, whose survey record and ruling are registered on page 310, under number 49 of the same registry for 2022; xxii) Angelito 18, 21–30, whose survey record and ruling are registered on page 316, under number 50 of the same registry for 2022; xxiii) Angelito 19, 1–30, whose survey record and ruling are registered on page 322, under number 51 of the same registry for 2022; xxiv) Angelito 20, 21–30, whose survey record and ruling are registered on page 328, under number 52 of the same registry for 2022; xxv) Angelito 21, 1–300, whose survey record and ruling are registered on page 334, under number 53 of the same registry for 2022; xxvi) Angelito 23, 1–300, whose survey record and ruling are registered on page 352, under number 55 of the same registry for 2022; xxvii) Angelito 24, 1–300, whose survey record and ruling are registered on page 363, under number 56 of the same registry for 2022; xxviii) Angelito 26, 1–78, whose survey record and ruling are registered on page 169, under number 49 of the same registry for 2023; xxix) Angelito 27, 1–28, whose survey record and ruling are registered on page 176, under number 50 of the same registry for 2023; xxx) Angelito 28, 1–34, whose survey record and ruling are registered on page 182, under number 51 of the same registry for 2023. All of the foregoing shall hereinafter be referred to as the “Mining Concessions.”

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SECOND: Representations of the Seller

Cobalt Chile expressly declares the following: (a) That it is the exclusive owner of the Mining Concessions identified in the preceding First clause, and that said Mining Concessions are free from any lien – except for the two royalties detailed below –, promise of sale and mining option, lease, loan for use, usufruct, condition subsequent, mortgage, prohibition, interdiction, attachment, or pending litigation, as well as any restriction that could affect their free use, enjoyment, or disposal; that said Mining Concessions are in its possession and freely disposable. The aforementioned two royalties are:

(i) The first, established by public deed of sale of mining concessions granted on December 17, 2020, before the Sixteenth Notary of Santiago, Ms. Antonieta Mendoza Escalas, under record No. 6434-2020, and amended by public deed dated [_], granted before the Notary of Santiago [_], under record No. [_], in favor of Mr. Gino Alfredo Zandonai Steel, which affects the Mining Concessions identified in the First clause, from item (i) to (xiii), both inclusive, and which has been duly recorded in the margin of the registration of the respective concessions. This royalty obligates the holder of said Mining Concessions to pay Mr. Gino Alfredo Zandonai Steel two percent (2%) of the total net smelter returns generated by the sale of mineral products extracted from said concessions, under the terms and conditions set forth in Clause Seven of the deed dated December 17, 2020, as amended by the deed dated [_]; and

(ii) A second, established by public deed dated August 16, 2022, granted before the Forty-Eighth Notary of Santiago, Ms. Antonieta Marina Rojas Pontigo, under record No. 9588-2022, as amended by public deed dated [_], granted before the Notary of Santiago [_], under record No. [_], in favor of Mr. Gino Alfredo Zandonai Steel, with respect to the Mining Concessions identified in the First clause, from item (xiv) to (xxvii), both inclusive, and which has been duly recorded in the margin of the registration of the respective measurement reports and rulings of such concessions. This royalty obligates the holder of said Mining Concessions to pay Mr. Gino Alfredo Zandonai Steel two percent (2%) of the total net smelter returns generated by the sale of mineral products extracted from said concessions, under the terms and conditions established in Clause Two of the deed dated August 16, 2022, as amended by the deed dated [_].Consequently, Mining Concessions identified in numerals (xxviii), (xxix) and (xxx) of First Clause are free from any royalties.

(b) That the Mining Concessions are duly constituted and in force, and are effectively protected, with all mining fees fully and timely paid;

(c) That the Mining Concessions subject to the Agreement qualify as exploitation concessions with full preferential rights;

(d) That the process of constitution of the Mining Concessions was carried out in accordance with the law, regulations, and other applicable standards;

(e) That the execution of this Agreement, as well as its performance, does not and will not contravene or violate any other contract or agreement in force to which Cobalt Chile is a party;

(f) That there is no contract or agreement currently in force related directly or indirectly to the Mining Concessions or to this Agreement, and that there is no contract or agreement that could affect the rights granted to Baltum under this instrument, except for the royalties already mentioned;

(g) That there is no ongoing litigation in which Cobalt Chile is a party or intervenes as a third party and that relates to the Seller’s ownership of the Mining Concessions, and that it is not aware of any defects affecting the Mining Concessions or of any pending legal actions that affect, could affect, or are related in any way to the Mining Concessions, except for the following legal actions aimed at defending its preferential rights pursuant to No. 7 of Article 95 of the Mining Code:

(i) Case File No. C-108-2024 before the Civil Court of Freirina, against the mining concessions “América 5A, 2 to 9” of Santa Cruz SpA, due to partial overlap with the concessions “San Juan 9A, 1–10”;

(ii) Case File No. C-109-2024 before the same court, against the mining concessions “América 5C, 1 and 3 to 7” of Santa Cruz SpA, due to partial overlap with the concessions “San Juan 9B, 1–5”; and

(iii) Case File No. C-110-2024 before the same court, against the mining concessions “Freirina 20; 87, 97, 107, 117, 127, 137 and 147” of Maxx Cobalt SpA, due to partial overlap with the concessions “San Juan 7, 1–42.”

(h) That within the area covered by the Mining Concessions there are no other mining rights owned by the Seller or by related parties. These representations are acknowledged by Baltum and considered essential for the execution of this Agreement.

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THIRD: Purchase.

By this act, COBALT CHILE SpA, duly represented as stated in the appearance section of this instrument, sells, assigns, and transfers the Mining Concessions identified in Clause One above to the company BALTUM MINERÍA SpA, which purchases, accepts, and acquires them through its representative, [Buyer representative name].

Furthermore, BALTUM MINERÍA SpA declares that it is aware of, accepts, and agrees to be bound under the same terms by the two royalties granted in favor of Mr. Gino Alfredo Zandonai Steel, as stated in the declarations of COBALT CHILE SpA, which affect the Mining Concessions.

FOURTH: Price and Method of Payment.

The purchase price for all of the Mining Concessions is the amount of $1,921,392,991 equivalent to US$$1,995,775.55 United States dollars pursuant to Ninth Clause below, to be paid by the Buyer and its parent company Chilean Cobalt Corp., as follows:

(a) By making a lump-sum payment of $101,833,291, equivalent as of this date to US$105,775.55 United States dollars, pursuant to Ninth Clause below, such payment being made by delivery of a bank draft issued by [_] Bank, number [_], in favor of the Buyer and duly endorsed in favor of the Seller. The Seller’s representative, [Seller representative name], hereby declares that he receives said amount to his full satisfaction; and

(b) By the delivery, by the Buyer’s parent company, incorporated under the laws of the State of Nevada, United States of America, Chilean Cobalt Corp.Chilean Cobalt Corp., to the Seller, of 4,500,000 shares of its own issuance (the “Shares”), each valued at US$$0.42 United States dollars per share, resulting in a total value of US$1,890,000 United States dollars, equivalent to $404.3466 per share and $1,819,559,700 respectively, which shall be subject to the terms of the Issuance Agreement contained in Annex 1 of this Agreement, which shall be deemed an integral part hereof for all legal and contractual purposes and shall be recorded in the records of this Notary on this same date under number [_].

It is hereby stated that the price of each of the Mining Concessions covered by this Agreement is 1/30 of the total purchase price, that is, CLP $64,046,433, equivalent to US$66,525.85 each.

The Shares shall be delivered to the Seller free of any encumbrance, except for the restrictions set forth in the Issuance Agreement, within a period of 30 consecutive days as from the date on which the fulfillment of the following conditions precedent is evidenced: (i) that the Mining Concessions are duly registered in the name of the Buyer in the Property Registry of the Freirina Mining Register. The foregoing shall be evidenced by the presentation of an authorized copy of the registration, with a certificate of validity, of the Mining Concessions in the Property Registry of the Freirina Mining Register, showing that they are registered in the name of the Buyer; and (ii) that the Mining Concessions are free from any lien, prohibition, attachment and/or litigation, except for the royalties set forth in section (a) of Clause Second above. The foregoing shall be evidenced by the presentation of Certificates of Mortgages and Liens, Prohibitions and Interdictions, and Litigation, reflecting the foregoing, issued by the Freirina Mining Register.

For the purposes of this Agreement, Chilean Cobalt Corp. shall be deemed to have fulfilled its obligation to deliver the Shares when the Buyer sends to the Seller, in the manner set forth in Clause Tenth, a book-entry account statement from the Company’s transfer agent establishing the Seller’s undoubted ownership of the Shares.

Once the statement evidencing the Seller’s ownership of the Shares has been received by the Seller to its full satisfaction, the purchase price shall be deemed fully paid, and it shall be the Seller’s obligation to execute a public deed canceling that portion of the purchase price, waiving any rescissory action that may arise from this Agreement.

In the event that the Seller, having received such statement within the deadlines, terms, and conditions previously indicated, does not execute the cancellation deed within the following ten business days, the Seller hereby grants a special power of attorney, as broad as may be legally necessary, to the Buyer’s attorneys, [Buyer attorney name(s)], so that either of them, acting separately and indistinctly, may grant such public deed and execute it on behalf of the Seller, with the delivery of an authorized copy thereof together with the Share statement to the Seller constituting the accounting of such mandate.

In the event that, once the above 30-business-day period has expired, the Seller’s ownership of the Shares has not been proven, the Seller shall have the right to demand the termination of this Agreement, retaining, as sole compensation for any and all damages, the amount of US$30,000. To enable the termination of this Agreement in the event described above, the Buyer hereby grants a special power of attorney, as broad as may be legally necessary, to the Seller’s attorneys, [Seller attorney name(s)], so that either of them, acting separately and indistinctly, may execute such public deed and sign it on behalf of the Buyer, with the delivery of an authorized copy constituting the accounting of the mandate.

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FIFTH: Condition of the Mining Concessions.

The Mining Concessions that are the subject of this sale are sold as is, duly granted, with all their uses, rights, easements and customary practices, free from any encumbrance – except for the two royalties declared by the Seller and acknowledged and accepted by Baltum – as well as free from prohibitions, attachments, or pending litigation – except for the legal actions detailed in the Representation of the Seller. The Seller shall be liable for warranty against eviction in accordance with the law.

This purchase and sale, as documented in this instrument, includes and extends to all assets referred to in Article 3 of the Chilean Mining Code.

SIXTH: Delivery of the Mining Concessions.

The parties hereby record that physical delivery of the Mining Concessions subject to this sale is made on this same date, with the Buyer, duly represented as stated in the appearance section of this instrument, declaring that it has received them to its full satisfaction.

SEVENTH: Domicile.
For all purposes arising from the purchase and sale evidenced by this deed, the parties hereby establish their domicile in the city and commune of Santiago.
EIGHTH: Arbitration.

Should any disagreement, difficulty, difference of opinion, or dispute arise between the parties regarding the validity of this Agreement, its interpretation, breach, partial performance, full or partial execution or non-performance, termination, or any other matter related to it, such dispute shall be resolved through arbitration in accordance with the current Arbitration Rules of the Arbitration and Mediation Center of the Santiago Chamber of Commerce (Cámara de Comercio de Santiago A.G.).

The parties shall jointly appoint an arbitrator with discretionary powers over procedure and as a judge of law in the final ruling. If the parties fail to reach an agreement, they grant a special and irrevocable mandate to the Santiago Chamber of Commerce to appoint the arbitrator, upon written request by either party, from among the members of its arbitration panel.

Said arbitrator must have served for at least ten consecutive years as a Professor of Mining Law at either the University of Chile or the Pontifical Catholic University of Chile, or alternatively, as a Professor of Civil Law at either of those faculties.

No appeals shall be admissible against the arbitrator's decisions, and the parties expressly waive any such recourse.

The arbitrator shall have express authority to resolve any matters related to his or her jurisdiction and/or competence.

NINTH: U.S. Dollar Reference.

All payments, calculations, and similar actions made in U.S. Dollars under this Agreement shall be calculated in advance for such purpose according to the observed exchange rate (dólar observado) as referenced in Title I, Chapter I, Section Six of the Compendium of Foreign Exchange Regulations of the Central Bank of Chile, as published in the Diario Oficial on the banking business day prior to the applicable payment or calculation date, and shall be made in Chilean pesos.

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TENTH: Notices and Communications.

Any notice, communication, or notification made pursuant to this Agreement shall only be valid and effective if made in writing and sent to the following addresses:

a) To Cobalt Chile: addressed to [Seller representative name, address], or to the email address [Seller representative email address], or to any other person or address that may be timely communicated in writing.

b) To Baltum: (i) addressed to [Buyer primary representative name, address], or to [Buyer primary representative email address]; (ii) addressed to [Buyer secondary representative name, address], or to [Buyer secondary representative email address], or to any other person or address that may be timely communicated in writing.

ELEVENTH: Costs.
All costs, taxes, notarial fees, and registration fees resulting from the granting and registration of this deed shall be borne by the Buyer.
TWELFTH: Entire Agreement.
The appearing parties declare that this purchase agreement constitutes the sole and entire agreement between them with respect to the Mining Concessions.
THIRTEENTH: Registration.

The bearer of an authorized copy of this deed is empowered to request the registrations, sub-registrations, and annotations that may be necessary, particularly those related to the mortgages and prohibitions established in this act.

Notwithstanding the foregoing, both parties grant a special power of attorney to [Buyer and Seller legal representative names authorized with power of attorney] to sign, on behalf of their respective clients appearing in this deed, any public or private instruments required to clarify, rectify, or supplement this deed in relation to the identification and specification of the Mining Concessions covered by this agreement or their respective titles, and to clarify, rectify, or supplement any information, background, or references to deeds, registrations, or any other type of record referenced herein. They may also execute one or more memoranda in accordance with the provisions of the Chilean Mining Code, the Mining Registry Regulations, and/or the Real Estate Registry, as applicable.

POWER OF ATTORNEY.

The power of attorney of [Seller power of attorney named person] to represent COBALT CHILE SpA is evidenced by a public deed dated September 27, 2024, granted before the Twenty-Sixth Notary of Santiago, Mr. Humberto Quezada Moreno.

The power of attorney of [Buyer power of attorney named person] to represent BALTUM MINERÍA SpA is evidenced by a public deed dated August 20, 2020, granted before the Sixteenth Notary of Santiago, Ms. Antonieta Mendoza Escalas, neither of which is inserted herein as both are known to the parties.

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____________________________

[Seller Authorized Signer Name]

p.p. COBALT CHILE SpA

____________________________

[Buyer Authorized Signer Name]

p.p. BALTUM MINERÍA SpA

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Issuance Agreement

Dated as of 12 September 2025

This Issuance Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Closing Date”) by and between (i) Chilean Cobalt Corp., a Nevada corporation (“Parent”); (ii) Baltum Mineria SpA, a Chilean corporation and a wholly owned subsidiary of the Parent (the “Buyer”); and (iii) Cobalt Chile SpA, a Chilean corporation (“Seller”). Each of the Parent, Buyer and Seller may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS, on September 12th, 2025, the Seller and the Buyer entered into the Mining Concession Purchase Agreement (the “Purchase Agreement”), pursuant to which the Buyer is acquiring from the Seller certain assets and the Seller and the Buyer are undertaking certain additional transactions as set forth therein;

WHEREAS, pursuant to the Purchase Agreement, the Parent is to issue to Seller certain shares of common stock, par value $0.0001 per share, of the Parent (the “Common Stock”); and

WHEREAS, the transactions as set forth in the Purchase Agreement are now closing on the Closing Date, and the Parties desire to enter into this Agreement for the purposes of setting forth certain additional agreements related to the issuance of the shares of Common Stock to the Seller;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

Article I.     Definitions and Interpretation

Section 1.01 Definitions. In addition to the other terms defined herein, the following terms, as used herein, have the following meanings

(a)	“Action” means any lawsuit, claim, complaint, investigation, petition, demand, subpoena, hearing, audit, warning letter, litigation, arbitration or other similarly formal proceeding or request for information (in each case, whether civil, criminal or administrative and whether at law or in equity).

(b)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(c)	“Buyer Organizational Documents” means the articles of incorporation, bylaws and other organizational documents of Buyer as Buyer is required to have under any applicable Law.

(d)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

(e)	“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(f)	“Governmental Authority” means any government, any governmental, quasi- governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any arbitrator, court, tribunal or judicial body of competent jurisdiction, any stock exchange or similar self-regulatory organization, or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case whether federal, state, county, provincial, and whether of the United States, Chile, or other local or foreign jurisdiction.

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(g)	“Law” means any United States or Chilean domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(h)	“Parent Organizational Documents” means the Articles of Incorporation, bylaws and other organizational documents of Parent as Parent is required to have under any applicable Law.

(i)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(j)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(k)	“SEC” means the United States Securities and Exchange Commission.

(l)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(m)	“Seller Organizational Documents” means the articles of incorporation, bylaws and other organizational documents of Seller as Seller is required or permitted to have under any applicable Law.

(n)	“Transaction Documents” means this Agreement and any other document, certificate or agreement as referenced herein or to be delivered hereunder or in connection with the Transactions.

(o)	“Transactions” means the issuance of the Shares and the other transactions as contemplated herein or in the other Transaction Documents.

Section 1.02 Interpretive Provisions.Unless the express context otherwise requires: (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars, unless otherwise specified herein; (iv) references herein to a specific Section shall refer to Sections of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II.     Issuance of Shares; Lock-Up

Section 2.01 Issuance. At the closing of the Transactions as set forth in the Purchase Agreement (the “Closing”), which the Parties acknowledge and agree is occurring simultaneously with the execution of this Agreement, Parent shall issue to Seller 4,500,000 shares of Common Stock (the “Shares”), issued as set forth in the Purchase Agreement. The Parties acknowledge and agree that the Shares may be issued to the Seller by the Parent, or, if determined to be necessary or desirable by the Parent, the Shares may be contributed by the Parent to the Buyer, and thereafter shall be transferred from the Buyer to the Seller, issued as set forth in the Purchase Agreement. The Parties agree to use their best efforts to have the Shares issued as of the Closing Date, or as soon as reasonably practicable thereafter.

Section 2.02 Conveyance Taxes. The Seller will pay all income, capital gain, use, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar taxes incurred as a result of the issuance of the Shares to Seller.

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Section 2.03 Lock-Up.

(a)	For a period from the Closing Date hereof until the one year anniversary of the Closing (the “Lock-Up Period”, provided, however, that the Parent may determine to shorten the Lock-Up Period in its sole discretion), and subject to the provisions of Section 2.03(b) and Section 2.03(c), Seller will not, directly or indirectly:

(i)	offer for sale, sell, pledge or otherwise dispose of, or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future (each, a “Transfer”) any of the Shares;

(ii)	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise; or

(iii)	publicly disclose the intention to do any of the foregoing.

(b)	Following the expiration of the Lock-Up Period, in each twelve month period following such expiration, the Seller may Transfer 1,500,000 of the Shares held by Seller as of the Closing Date. Any Shares which are included within such number of Shares amount but which are not sold within one twelve month period may be held by the Seller or carried over and sold in any subsequent twelve month period. Any Shares which are not available to be sold pursuant to the provisions of this Section 2.03(b) shall remain subject to the Transfer restrictions as set forth in Section 2.03(a).

(c)	The Parent and its transfer agent on its behalf are hereby authorized (a) to decline to register any transfer of securities if such transfer would constitute a violation or breach of this Section 3.04 and (b) to imprint on any certificate representing Shares a legend describing the restrictions contained herein. Seller hereby authorizes the Parent and its transfer agent, during the Lock-Up Period, to place stop-transfer restrictions on the stock register and other records relating to the Shares.

Article III.     Representations and Warranties of the Seller

As an inducement to, and to obtain the reliance of the Buyer and the Parent, the Seller represents and warrant to the Buyer and the Parent as follows:

Section 3.01 Existence and Power. Seller is a corporation, duly organized, validly existing, and in good standing under the laws of Chile and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Seller has full corporate power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents does not, and the consummation of the Transactions will not, violate any provision of the Seller Organizational Documents. Seller has taken all actions required by Law, the Seller Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents and to consummate the Transactions.

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Section 3.03 Valid Obligation. This Agreement and the other Transaction Documents executed by Seller in connection herewith constitute the valid and binding obligations of Seller enforceable in accordance with their respective terms, except as may be limited by the Enforceability Exceptions. Neither the execution, delivery and performance by the Seller of this Agreement or any other Transaction Documents to which it is, or is specified to be, a party will contravene, violate or conflict with or result in the breach of or constitute a default under any of the Seller Organizational Documents, contravene, conflict with, or violate, or give any Governmental Authority or other Person the right to challenge any of the Transactions.

Section 3.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement or any of the Transaction Documents by Seller requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

Section 3.05 Investment Representations.

(a)	Investment Purpose. The Seller understands and agrees that the consummation of the Transactions including the delivery of the Shares to the Seller as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Shares are being acquired by the Seller are being acquired by the Seller for the Seller’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. The Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (and “Accredited Investor”).

(c)	Reliance on Exemptions. The Seller understands that the Shares are being offered and sold to the Seller in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Buyer is relying upon the truth and accuracy of, and the Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the availability of such exemptions and the eligibility of the Seller to acquire the Shares.

(d)	Information. The Seller has been furnished with all materials relating to the business, finances and operations of the Buyer and materials relating to the offer and sale of the Shares which have been requested by the Seller. The Seller has been afforded the opportunity to ask questions of the Buyer. The Seller has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of the prospective investment and the receipt of the Shares. The Seller understands that the Seller’s investment in the Shares involves a significant degree of risk. The Seller is not aware of any facts that may constitute a breach of any of the Buyer’s representations and warranties made herein.

(e)	Governmental Review. The Seller understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(f)	Transfer or Resale. The Seller understands that (i) the sale or re-sale of the Shares have not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Shares may not be transferred unless (a) the Shares are sold pursuant to an effective registration statement under the Securities Act, (b) the Seller shall have delivered to the Buyer, at the cost of the Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Buyer, (c) the Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Seller who agree to sell or otherwise transfer the Shares only in accordance with this Section 3.05 and who is an Accredited Investor, (d) the Shares are sold pursuant to Rule 144, or (e) the Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the Seller shall have delivered to the Buyer, at the cost of the Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Buyer; (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Buyer nor any other person is under any obligation to register such Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

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(g)	Legends. The Seller understands that the Shares, until such time as the Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Shares.

(h)	Removal. The legend(s) referenced in Section 3.05(g) shall be removed and the Buyer shall issue a certificate without such legend to the holder of any Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Buyer with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Buyer so that the sale or transfer is effected. The Seller agrees to sell all Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

Section 3.06 Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or similar fee or commission from the Seller in connection with the Transactions based upon arrangements made by or on behalf of the Seller.

Article IV.     Representations and Warranties of the Buyer and Parent

As an inducement to, and to obtain the reliance of the Seller, the Buyer and Parent represent and warrant to the Seller as of the Closing Date and as of each Closing Date, as follows:

Section 4.01 Existence and Power. Parent is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of Chile, and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Each of Buyer and Parent has full corporate power and authority to carry on its respective businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

Section 4.02 Due Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents does not, and the consummation of the Transactions will not, violate any provision of the Buyer Organizational Documents or the Parent Organizational Documents. Each of Buyer and Parent has taken all actions required by Law, the Buyer Organizational Documents, the Parent Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents and to consummate the Transactions.

Section 4.03 Valid Obligation. This Agreement and the other Transaction Documents executed by Buyer and Parent in connection herewith constitute the valid and binding obligations of Buyer and Parent, enforceable in accordance with their respective terms, except as may be limited by the Enforceability Exceptions. Neither the execution, delivery and performance by the Buyer or Parent of this Agreement or any other Transaction Documents to which it is, or is specified to be, a party will contravene, violate or conflict with or result in the breach of or constitute a default under any of the Buyer Organizational Documents, or the Parent Organizational Documents, or contravene, conflict with, or violate, or give any Governmental Authority or other Person the right to challenge any of the Transactions, or to exercise any remedy or obtain any relief under, any Law or governmental order to which the Buyer or Parent could be subject.

Section 4.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement or any of the Transaction Documents by Buyer or Parent requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

Section 4.05 Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or similar fee or commission from the Buyer or Parent in connection with the Transactions based upon arrangements made by or on behalf of the Buyer or Parent.

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Article V.     Indemnification

Section 5.01 Indemnification of Parent and Buyer.

Seller hereby agrees to indemnify, defend and hold harmless to the fullest extent permitted by applicable law Parent, the Buyer and their respective Affiliates and each of their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Buyer Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and reasonable attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Buyer Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Seller contained herein or in any of the Transaction Documents.

Section 5.02 Indemnification of Seller.

The Parent hereby agrees to indemnify, defend and hold harmless to the fullest extent permitted by applicable law the Seller and its Affiliates and each of their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Seller Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any Seller Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Buyer contained herein or in any of the Transaction Documents.

Section 5.03 Indemnification Procedures. The Person making a claim under this is referred to as the “Indemnified Party” and the Party against whom such claims are asserted under this Article V is referred to as the “Indemnifying Party.”

Section 5.04 Procedure. The following shall apply with respect to all indemnification claims pursuant to this Article V:

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 5.04(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

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(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 5.04(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party consents to such firm offer the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party has assumed the defense pursuant to this Section 5.04(b), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted liability for such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

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Section 5.05 Payments. Any indemnification required by this Article V for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Party to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred. Provided, however, that if a final and non-appealable judgment determines that the Indemnifying Party's liability is less than the amounts paid on account of such indemnification, the Indemnified Party shall promptly reimburse the Indemnifying Party the excess amount paid, within thirty (30) calendar days from the date of judgment’s notification.

Section 5.06 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 5.07 Time Limit. The obligations of the Seller and the Buyer under Section 5.01 and Section 5.02 shall expire two (2) years from the Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article V which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the Indemnified Party.

Section 5.08 Limitations; Acknowledgement. Notwithstanding anything to the contrary in this Article V, neither Party shall be obligated to indemnify any Persons for any Losses in excess of the total fair market value of the Shares as of the Closing Date, as determined based on the closing trading price of the Common Stock as of the date immediately preceding the Closing Date (the “Cap”). For the avoidance of doubt, Cap shall apply (i) as to all of the Buyer Indemnified Parties collectively, and the Seller shall not be subject to the Cap with respect to each individual Buyer Indemnified Party; and (ii) as to all of the Seller Indemnified Parties collectively, and the Buyer shall not be obligated to satisfy the Cap, with respect to each individual Seller Indemnified Party. The Parties acknowledge and agree that the provisions of this Article V are material to this Agreement and the Transactions and that it is the intent of the Parties that this Article V be enforced specifically in accordance with its terms.

Article VI.     Miscellaneous

Section 6.01 Governing Law; Jurisdiction.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Nevada, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Nevada.

(b)	This Agreement shall be interpreted and enforced independently of the Purchase Agreement to the extent possible and permissible under applicable Law.
(c)	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF PENNSYLVANIA, IN EACH CASE LOCATED IN CHESTER COUNTY, PENNSYLVANIA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 6.02 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE PERFORMANCE THEREOF (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.02. Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

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Section 6.03 Notices(a). Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Parent or Buyer:

Chilean Cobalt Corp.

Attn: [Designated Recipient]

[Street Address]

[City, State Zip Code]

Email: [Designated Recipient Email Address]

If to the Seller:

Cobalt Chile SpA

Attn: [Designated Recipient]

[Street Address]

[City, State Zip Code]

Email: [Designated Recipient Email Address]

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.
(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 6.04 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.05 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, or the rules and regulations of the any securities market or securities exchange on which the securities of the Parent are listed or available for trading, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and Representatives in connection with the Transactions) or file any document, relating to this Agreement and the Transactions, except as may be mutually agreed by the Parties.

Section 6.06 Third Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided, no other Person and no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 6.07 Expenses. Subject to Section 6.04, except as specifically set forth herein, whether or not the Closing occurs, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the transactions contemplated herein.

Section 6.08 Entire Agreement. This Agreement, the other Transaction Documents and the Purchase Agreement represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 6.09 Survival. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the Transactions for a period of two years therefrom.

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Section 6.10 Amendment; Waiver; Remedies.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 6.11 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 6.12 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 6.13 Headings. The headings and table of contents contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 6.14 No Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, whether by operation of law or otherwise, including by merger, consolidation, operation of law, or otherwise, without the prior written consent of the other Parties and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 6.15 Further Assurances. At and following the Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to or following the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel, and shall take such actions as may reasonably be requested by any other Party, in order to effectuate or evidence the Transactions.

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Section 6.16 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement of the other Transaction Documents were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof or of the other Transaction Documents and to enforce specifically the terms and provisions hereof or of the other Transaction Documents, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 6.17 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Chilean Cobalt Corp.

By: ___________________________

Name: Duncan T. Blount

Title: Chief Executive Officer

Baltum Mineria SpA

By: ___________________________

Name: ___________________________

Title: ___________________________

Cobalt Chile SpA

By: ___________________________

Name: ___________________________

Title: ___________________________

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